                                                                    Exhibit 1(2)

                               PURCHASE AGREEMENT


                  Credit Suisse Warburg Pincus Capital Appreciation Fund (the "Fund"), a business trust organized under the laws of the Commonwealth of Massachusetts, and Credit Suisse Asset Management, LLC ("CSAM") hereby agree as follows:

                  1. The Fund offers CSAM and CSAM hereby purchases three shares of common stock of the Fund, which shall consist of one share designated as a Class A share, one share designated as a Class B share and one share designated as a Class C share, each having a par value of $.001 per share, each at a price of $____ per Share (the "Initial Shares"), the Fund agreeing to waive the initial sales charge and contingent deferred sales charge on such purchase. CSAM hereby acknowledges receipt of certificates representing the Initial Shares and the Fund hereby acknowledges receipt from CSAM of $____ in full payment for the Initial Shares.

                  2. CSAM represents and warrants to the Fund that the Initial Shares are being acquired for investment purposes and not for the purpose of distributing them.

                  3. CSAM agrees that if any holder of an Initial Share redeems such Share in the Fund before one year after the date upon which the relevant Class of the Fund commences its investment activities, the redemption proceeds will be reduced by the amount of unamortized organizational and offering expenses of that Class.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the ____ day of ________, 2001.

                                            CREDIT SUISSE WARBURG PINCUS CAPITAL
                                            APPRECIATION FUND


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

ATTEST:



-------------------------------

                                            CREDIT SUISSE ASSET MANAGEMENT, LLC


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

ATTEST:



-------------------------------





                                     - 2 -